Exhibit 99.1

Magenta Therapeutics Announces $86.4 Million Common Stock Investment from Multiple Investors

CAMBRIDGE, Mass.—(BUSINESS WIRE)— May 12, 2021—Magenta Therapeutics, Inc. (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, announced that it has agreed to sell approximately 9,600,000 shares of its common stock to certain institutional investors in a private placement. Magenta anticipates aggregate gross proceeds from the offering will be $86.4 million, before deducting estimated offering expenses payable by the Company, based on the offering price of $9.00 per share. The financing syndicate includes Deep Track Capital, L.P., TCG X, Great Point Partners, LLC, OrbiMed and Janus Henderson Investors. The closing is anticipated to occur on May 14, 2021, subject to customary closing conditions. Magenta intends to use the net proceeds from the offering for general corporate purposes and working capital.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the shares of common stock issued or issuable in connection with the offering.

Important Information

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of stem cell transplant to more patients with blood cancers, genetic diseases and autoimmune diseases. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant community to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,”

“will” or “would” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Any forward-looking statements included in this press release, such as statements regarding the expected timing for the closing of the private placement and the anticipated use of proceeds from the private placement, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the private placement on the anticipated terms, or at all. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in Magenta’s Annual Report on Form 10-K filed on March 3, 2021, as updated by its Quarterly Reports on Form 10-Q and its other filings made with the SEC from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Magenta Therapeutics:

Jim Haney, Senior Director, Investor Relations

317-909-4199

jhaney@magentatx.com

Lyndsey Scull, Director, Corporate Communications

202-213-7086

lscull@magentatx.com

Jill Bertotti, W2O Group

714-225-6726

jbertotti@w2ogroup.com

Dan Budwick

1AB

dan@1abmedia.com